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                                                                    Exhibit 2(f)

                            SHARE EXCHANGE AGREEMENT

                            AMENDING AGREEMENT NO. 2

                  THIS IS AN AMENDING AGREEMENT made as of February 25, 1999 by and among WENDY'S INTERNATIONAL, INC., an Ohio corporation ("Wendy's"), WENTIM, LTD., an Ontario corporation and a subsidiary of Wendy's ("WENTIM") and RONALD
V. JOYCE ("Seller").

                  WHEREAS:

         A. Wendy's and 1149658 Ontario Inc., a predecessor of WENTIM, and Seller entered into a Share Exchange Agreement dated as of December 29, 1995 which was amended by an Agreement dated September 16, 1998 between Wendy's, WENTIM, the Seller and the Irrevocable Trust for the benefit of Ronald V. Joyce established under agreement dated as of December 29, 1995 (the "Trust") (collectively, the "Share Exchange Agreement"); and

         B. Seller wishes to pledge Newco Exchangeable Shares to Canadian Imperial Bank of Commerce, a bank chartered under the laws of Canada ("CIBC") as security for loans which may be made from time to time by CIBC to Seller.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                 INTERPRETATION


1.1 One Agreement. This Agreement amends the Share Exchange Agreement and this Agreement and the Share Exchange Agreement shall be read, interpreted, construed and have effect as, and shall constitute one agreement with the same effect as if the amendments made to the Share Exchange Agreement by this Agreement had been contained in the Share Exchange Agreement as of the date of this Agreement.

1.2 Defined Terms. In this Agreement, unless something in the subject matter or context is inconsistent:

         (a) terms defined in the description of the parties or in the recitals have the respective meanings given to them in such description or recitals; and

         (b) all other capitalized terms have the respective meanings given to them in the Share Exchange Agreement as amended by Article 2 of this Agreement.

1.3 Headings. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.
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1.4      References. All references in this Agreement to Articles and
Sections, unless otherwise specified, are to Articles and Sections of the Share Exchange Agreement.

                                   ARTICLE II
                                   AMENDMENTS


2.1 Section 6.3 of the Share Exchange Agreement is amended to read as follows:

         TRANSFER BY SELLER. Seller shall not transfer (other than to Wendy's, a wholly owned direct or indirect subsidiary of Wendy's, designated by Wendy's or the Escrow Agent) all or any portion of Seller's Newco Exchangeable Shares, except to the Trustee under the Trust Agreement pursuant to the terms of the Guaranty and the Trust Agreement. Notwithstanding the foregoing, Seller may from time to time transfer all or any portion of Seller's Newco Exchangeable Shares to a bank chartered under the laws of Canada (the "Bank"), as security for loans made by the Bank to Seller, provided that the Bank gives written notice to Wendy's and WENTIM of any pledge of Newco Exchangeable Shares along with a copy of the pledge and further provided that the Bank has agreed, as pledgee, to be bound by the provisions of the Share Exchange Agreement and the Guaranty. Upon receipt by Wendy's and Newco of a certificate from an officer of the Bank stating that Seller is in default in any payment of principal of or interest accruing on loans made by the Bank to Seller, and specifying the number of Newco Exchangeable Shares pledged to the Bank by Seller, the Bank shall be entitled to all of the rights of and be subject to all of the obligations of Seller with respect to such number of Newco Exchangeable Shares as if the Bank were named in this Agreement in place of Seller. The Bank shall also provide written notice to Wendy's and WENTIM if the pledge ceases to be in effect.

2.2 Section 7.1 of the Share Exchange Agreement is amended to read as follows:

         TERM. This Agreement shall continue until the earliest to occur of the following events:

         (a) no outstanding Newco Exchangeable Shares are held by Seller or are pledged to a Bank which has notified Wendy's and WENTIM of such pledge and which has complied with Section 6.3 hereof, and

         (b) the execution of an instrument in writing terminating this Agreement, signed by duly authorized officers or representatives of Wendy's, WENTIM and by Seller; and in the event that Newco Exchangeable Shares are pledged to a Bank which has notified Wendy's and WENTIM of such pledge and which has complied with Section 6.3 hereof, no such instrument will have the effect of terminating this Agreement without the consent of the Bank.
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2.3      Section 8.6 of the Share Agreement is amended to add the following:

         If to the Bank:

         Canadian Imperial Bank of Commerce
         Main Branch, Commerce Court West
         25 King Street West
         Toronto, Ontario
         M5L 1A2

         Attention:        P.J. Mulqueen
                           Senior Account Manager
         Facsimile:        (416) 980-7491


                                  ARTICLE III
                                     GENERAL


3.1 Effective Date and Confirmation. This Agreement and the amendment to the Share Exchange Agreement contained in this Agreement shall be effective as of and from the date of this Agreement. The Share Exchange Agreement, as amended by this Agreement, is confirmed by Wendy's, WENTIM and Seller.

3.2 Binding Nature. This Agreement shall enure to the benefit of and be binding upon each of Wendy's, WENTIM and Seller and their respective successors and permitted assigns.

3.3 Conflicts. If any provision of this Agreement is inconsistent with any provision of the Share Exchange Agreement the relevant provision of this Agreement shall prevail.

3.4 Law of Contract. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

3.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.
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         IN WITNESS OF WHICH Wendy's, WENTIM and Seller have executed this
Agreement as of the date indicated on the first page of this Agreement.


                                  WENDY'S INTERNATIONAL, INC.

                                  By: /s/ Frederick R. Reed
                                    -------------------------------------------
                                      Name:  Frederick R. Reed
                                      Title: Chief Financial Officer/Secretary


                                  By: /s/ Lawrence A. Laudick
                                    -------------------------------------------
                                      Name:  Senior Vice President
                                      Title: Assistant Secretary

                                      I/We have authority to bind
                                      Wendy's International, Inc.


                                 WENTIM, LTD.

                                  By: /s/ Frederick R. Reed
                                    -------------------------------------------
                                      Name:  Frederick R. Reed
                                      Title: Chief Financial Officer/Secretary


                                  By: /s/ Lawrence A. Laudick
                                    -------------------------------------------
                                      Name:  Senior Vice President
                                      Title: Assistant Secretary

                                      I/We have authority to bind WENTIM, Ltd.


/s/ Gord Oliver                   /s/ Ronald V. Joyce
----------------------------      --------------------------------
WITNESS                           RONALD V. JOYCE